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                                                                   EXHIBIT 23(A)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1995 (except as to Note 13, which is as of December 18, 1995) appearing on Page F-1 of CONMED Corporation's Annual Report on Form 10-K/A for the year ended December 30, 1994. We also consent to the references to us under the headings "Experts" in such Prospectus.
                                         PRICE WATERHOUSE LLP
Syracuse, New York
December 20, 1995